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         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                        FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
    Date of Report (Date of earliest event reported) August 30, 1999

                         PINNACLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

     WYOMING                                       84-1414869

(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization                   Identification Number

7345 E. Peakview Avenue, Englewood, Colorado               80111
 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (303) 771-8100


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Item 1. Changes in Control of Registrant - None

Item 2. Acquisition or Disposition of Assets.

On August 30, 1999, the Registrant acquired all of the issued and outstanding shares of Plateau Resources (Pty) Ltd, a South African corporation in exchange for 1,500,000 Common Shares of the Registrant. Plateau Resources (Pty) Ltd. is in the business of exploring and developing a platinum/palladium ore body on a 19,000 acre prospect on which it has obtain prospecting rights from the South African
government.   The issuance of the 1,500,000 Common Shares of the
Registrant represents 26% of its issued and outstanding Common Shares but did not represent a change in control of the Registrant.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. None

 .Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable
(b) Pro forma financial information. Not applicable

Exhibits.

   Agreement of Sale dated August 30, 1999

Item 8. Change in Fiscal Year. None



                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Pinnacle Resources, Inc. (Registrant)

By: /s/ Glen R. Gamble, President
        ----------------------------
         Glen R. Gamble
Date: September 14, 1999